                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ]  Confidential, for the Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                         RUSS BERRIE AND COMPANY, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                         RUSS BERRIE AND COMPANY, INC.
                                111 BAUER DRIVE
                           OAKLAND, NEW JERSEY 07436

                                                                  March 14, 1997

Dear Shareholder:

     It is my pleasure, on behalf of your Board of Directors, to extend to you a cordial invitation to attend our Annual Meeting of Shareholders which will be held this year at a new location at the Sheraton Tara Hotel, 199 Smith Road, Parsippany, New Jersey, at 2:00 P.M. on Thursday, April 24, 1997.

     At the meeting, shareholders will be asked to elect 10 directors and to transact such other business as may properly come before the meeting.

     I look forward to greeting you at the meeting. Whether or not you expect to attend, I urge you to sign and return your proxy card immediately.

                                          Sincerely,

                                          /s/ Russel Berrie
                                          RUSSELL BERRIE
                                          Chairman of the Board

                         RUSS BERRIE AND COMPANY, INC.
                                111 BAUER DRIVE
                           OAKLAND, NEW JERSEY 07436

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                      TO BE HELD THURSDAY, APRIL 24, 1997

     The Annual Meeting of Shareholders of Russ Berrie and Company, Inc. will be held this year at a new location at the Sheraton Tara Hotel, 199 Smith Road, Parsippany, New Jersey, on Thursday, April 24, 1997, at 2:00 P.M., for the following purposes:

     1. To elect 10 directors to serve until the next Annual Meeting of Shareholders and until their successors shall have been elected and qualified; and

     2. To transact such other business as may properly come before the meeting.

     Only shareholders of record at the close of business on March 7, 1997, are entitled to notice of and to vote at such meeting.

                                          BY ORDER OF THE
                                          BOARD OF DIRECTORS,

                                          /s/ Arnold S. Bloom
                                          ARNOLD S. BLOOM
                                          Secretary

Oakland, New Jersey
March 14, 1997

Please complete, date, sign and promptly return your proxy card in the enclosed envelope.

                         RUSS BERRIE AND COMPANY, INC.

                                111 BAUER DRIVE
                           OAKLAND, NEW JERSEY 07436

                                PROXY STATEMENT
                              DATED MARCH 14, 1997

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Russ Berrie and Company, Inc. (the "Company") of proxies for use at the Annual Meeting of Shareholders of the Company to be held on Thursday, April 24, 1997, at 2:00 P.M., at the Sheraton Tara Hotel, 199 Smith Road, Parsippany, New Jersey, and at any adjournments thereof.

     Shareholders of record at the close of business on March 7, 1997, will be entitled to one vote for each share they then held on all matters to come before the meeting. There were outstanding on that date 22,187,329 shares of common stock of the Company, stated value $.10 per share ("Common Stock"). The Company has no other class of stock outstanding. The holders of a majority of the shares of Common Stock entitled to vote at the meeting will constitute a quorum.

     An executed proxy may be revoked at any time by written notification to the Secretary of the Company if such notice is actually received by the Secretary before such proxy is exercised, or by attending and voting at the meeting in person. Proxies in the accompanying form which are properly executed by shareholders, duly returned to the Company and not revoked will be voted in the manner specified. If no specification is indicated, the proxy will be voted as indicated below. The cost of solicitation will be borne by the Company.

     The Annual Report of the Company for the fiscal year ended December 31, 1996 accompanies this Proxy Statement, but is not part of the proxy soliciting materials.

     This Proxy Statement and the form of proxy will be mailed to shareholders on or about March 25, 1997.

                             ELECTION OF DIRECTORS

     Ten directors are to be elected to hold office until the next Annual Meeting of Shareholders and until their respective successors are elected and qualified. The election of directors requires the affirmative vote of the holders of a plurality of the shares of Common Stock voting at the meeting. It is intended that proxies in the accompanying form which do not withhold the authority to vote for any or all of the nominees will be voted for the election as directors of the persons named below. Should any nominee become unable or unwilling to serve as a director, the proxies will be voted in favor of the remainder of those named and may be voted for substitute nominees who would be nominated by the Board of Directors in place of those who are not candidates. At this time, the Board of Directors knows of no reason why any nominee might not be a candidate at the meeting. The information concerning the nominees has been furnished by them to the Company.

                                      DIRECTOR                  PRINCIPAL OCCUPATION;
             NAME               AGE    SINCE                     OTHER DIRECTORSHIPS
------------------------------  ---   --------     -----------------------------------------------
Raphael Benaroya..............  49      1993       Chairman of the Board, President and Chief
                                                   Executive Officer, since 1988, of United Retail
                                                   Group, Inc., which operates a chain of retail
                                                   specialty stores.

                                      DIRECTOR                  PRINCIPAL OCCUPATION;
             NAME               AGE    SINCE                     OTHER DIRECTORSHIPS
------------------------------  ---   --------     -----------------------------------------------
Russell Berrie................  64      1966       Chairman of the Board and Chief Executive
                                                   Officer of the Company since its incorporation
                                                   in 1966. Mr. Berrie is the founder of the
                                                   Company. Mr. Berrie is also a Director of
                                                   United Retail Group, Inc.
Paul Cargotch.................  52     1996*       Executive Vice President and Chief Financial
                                                   Officer of the Company since July 1996; Vice
                                                   President -- Finance and Chief Financial
                                                   Officer of the Company from March 1990 to June
                                                   1996.
A. Curts Cooke................  60    1982**       President and Chief Operating Officer of the
                                                   Company since March 1990.
Ilan Kaufthal.................  49      1995       Managing Director, since February 1987, of
                                                   Schroder Wertheim & Co. Incorporated, an
                                                   investment banking firm. Mr. Kaufthal is also a
                                                   Director of United Retail Group, Inc., Cambrex
                                                   Corporation, a company which manufactures
                                                   specialty chemicals, and Rexene Corporation, a
                                                   company which manufactures petrochemicals and
                                                   plastic film.
Charles Klatskin..............  62      1983       Chairman of the Board and President of Charles
                                                   Klatskin Company Inc., a commercial real estate
                                                   brokerage and development firm, since its
                                                   incorporation in 1966.
Joseph Kling..................  67    1988***....  President of Pamsco, Inc., a consulting
                                                   company, since April 1991. Mr. Kling is also a
                                                   Director of Lancit Media Productions, Ltd.
                                                   which produces children's television
                                                   programming.
William A. Landman............  44      1994       Principal and Director of Acquisitions of CMS
                                                   Companies, an investment firm, since 1987. Mr.
                                                   Landman is also a Director of Comtrex Systems
                                                   Corporation, which manufactures cash registers.
Sidney Slauson................  87      1978       Mr. Slauson was general counsel to the Company
                                                   from 1966 through 1990. From 1990 until June
                                                   30, 1995, Mr. Slauson was of counsel to Rosner
                                                   and Feltman, a law firm which provided legal
                                                   services to the Company. Mr. Slauson is
                                                   currently retired.

                                      DIRECTOR                  PRINCIPAL OCCUPATION;
             NAME               AGE    SINCE                     OTHER DIRECTORSHIPS
------------------------------  ---   --------     -----------------------------------------------
Bernard H. Tenenbaum..........  42      1989       Vice President -- Corporate Development of the
                                                   Company since January 14, 1993. From September
                                                   1988 until joining the Company as an officer,
                                                   Mr. Tenenbaum was a founding Director of the
                                                   George Rothman Institute of Entrepreneurial
                                                   Studies, Fairleigh Dickinson University. Mr.
                                                   Tenenbaum is also a Director of WPI Group which
                                                   manufactures component parts for electronic and
                                                   computer systems.

---------------
  * Mr. Cargotch was elected to the Board of Directors in July 1996.

 ** For further information regarding Mr. Cooke's employment with the Company, see "Employment Agreements and Arrangements".

*** Mr. Kling did not stand for re-election to the Board of Directors of the Company in April 1995, but was re-elected as a Director in October 1995.

               THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

     The Board of Directors of the Company held four meetings during 1996. The Audit Committee of the Board of Directors, which held two meetings during 1996, consisted of Messrs. Ilan Kaufthal and Charles Klatskin. Effective April 24, 1997, Mr. William A. Landman will replace Mr. Klatskin as a member of the Audit Committee. The Audit Committee is responsible for ensuring maintenance of an adequate system of internal financial controls, causing the books of account and annual financial statements of the Company to be audited by certified public accountants, discussing with the certified public accountants the results of their audit, and recommending to the Board of Directors the appointment of certified public accountants. The Compensation Committee, which held one meeting during 1996, consists of Messrs. Benaroya, Landman and Slauson. The Compensation Committee reviews and recommends to the Board of Directors remuneration arrangements for senior management of the Company and various Company compensation plans. The report of the Compensation Committee is set forth in this Proxy Statement. There is no standing nominating committee. All of the directors attended, in 1996, at least 75% of the aggregate number of meetings of the Board of Directors and the Audit Committee and Compensation Committee (if they were members of those Committees).

                             DIRECTOR COMPENSATION

     Directors who are full-time employees of the Company receive no additional compensation for services as a director. Each director who is not an employee of the Company receives $8,000 per year plus $1,000 for each Board meeting and $1,000 for each Audit or Compensation Committee meeting attended. In addition, until December 31, 1988, the Russ Berrie and Company, Inc. Stock Option Plan for Outside Directors (the "1984 Directors Plan") provided for the granting of nonqualified stock options (and was amended to include stock appreciation rights ("SARs")) to members of the Board of Directors who were not officers or other employees of the Company and who did not own Common Stock as of the effective date of the plan. (See "1984 Directors Plan" below.) Commencing January 1, 1989, directors who were not officers or other employees of the Company became eligible to receive nonqualified stock options and related SARs, if granted, under the Company's 1989 Stock Option Plan for Outside Directors (the "1989 Directors Plan"). (See "1989 Directors Plan" below.) Commencing January 1, 1994, directors who were not officers or other employees of the Company became eligible to receive nonqualified stock options under the Company's 1994 Stock Option

Plan for Outside Directors (the "1994 Directors Plan" and, together with the 1984 Directors Plan and the 1989 Directors Plan, "All Directors Plans"). (See "1994 Directors Plan" below.)

ALL DIRECTORS PLANS

     All Directors Plans are administered by a committee comprised of three members of the Board of Directors who are not participants in any of such plans:
Russell Berrie, Paul Cargotch and A. Curts Cooke.

     Options granted under All Directors Plans vest and become exercisable one year after the date of grant and remain exercisable for ten years from the date of grant. Options are not transferable other than by will or under the laws of descent and distribution, and are exercisable only by the grantee or by the grantee's legal representative(s) after death or disability. If the grantee ceases to be a member of the Board of Directors for reasons other than death or disability, nonvested options expire immediately and vested options are only exercisable for 30 days thereafter, or the remaining option term, if shorter. In the event of the grantee's death or disability, nonvested options shall vest and all outstanding options may be exercised within 12 months after the death or disability or the remaining option term, if shorter.

     Options granted under All Directors Plans are issued on each January 1 at an exercise price equal to the closing market price of the Common Stock on the New York Stock Exchange on the first trading day of each such year.

1984 DIRECTORS PLAN

     A total of 75,000 shares of Common Stock had been reserved for the grant of options and related SARs, if any, under the 1984 Directors Plan. Each eligible director received options to purchase 3,000 shares of Common Stock in each year from 1984 through 1988. In addition, each eligible director was granted SARs relating to the options granted under the 1984 Directors Plan in January 1988.

     An amendment to the 1984 Directors Plan in 1988 gave the committee the discretion to grant SARs relating to options granted under the plan. (See penultimate paragraph of "1989 Directors Plan" below for an explanation of SARs.) The grant of SARs was subject to the same terms and conditions as the related options and are exercisable only to the same extent as the related options. Exercise prices of options and SARs granted pursuant to the 1984 Directors Plan were based upon the closing market price of the Common Stock on the New York Stock Exchange on the first trading day of each year.

     The 1984 Directors Plan terminated on December 31, 1988, although options and SARs previously granted may be exercised beyond that date. No options granted under the 1989 Directors Plan were exercised in 1996.

1989 DIRECTORS PLAN

     A total of 150,000 shares of Common Stock have been reserved for the grant of options and related SARs, if any, under the 1989 Directors Plan. Grantees have been granted options to purchase 3,000 shares of Common Stock in each year from 1989 through 1993. No options granted under the 1989 Directors Plan were exercised in 1996.

     Until December 31, 1991, the committee administering the 1989 Directors Plan had the discretion to grant SARs subject to related options, which are exercisable only to the same extent and subject to the same terms and conditions as the related options. In general, a grantee who exercises an SAR will be entitled to an amount equal to the excess of the closing market price of the Common Stock on the New York Stock Exchange on the date of exercise over the exercise price of the related option, multiplied by the number of shares as to which the SAR is exercised. Exercise of all or any part of an SAR will reduce on a share-for-share basis the number of shares subject to a grantee's related option. Payment due upon exercise of an SAR shall be made (i) in cash, (ii) in Common Stock, or
(iii) partly in cash and partly in Common Stock, all as determined by the committee in its discretion.

     This plan terminated on December 31, 1993, although options and SARs previously granted may be exercised beyond that date.

1994 DIRECTORS PLAN

     A total of 150,000 shares of Common Stock have been reserved for the grant of options under the 1994 Directors Plan. Grantees are granted options to purchase 3,000 shares of Common Stock in each year from 1994 through 1998. In 1996 and 1997, options were granted to all eligible directors at an exercise price of $13.625 per share and $18.50 per share, respectively.

     No options granted under the 1994 Directors Plan were exercised in 1996.

                             EXECUTIVE COMPENSATION

                         COMPENSATION COMMITTEE REPORT

CHIEF EXECUTIVE OFFICER

     Mr. Russell Berrie, Chairman and Chief Executive Officer of the Company, was party to an employment arrangement with the Company that provided for compensation, in 1996, consisting of a base salary at an annual rate of $364,000 and a bonus equal to 1% of the Company's net income after taxes ("Incentive Compensation"). Mr. Berrie does not participate in any of the Company's stock option or restricted stock plans. The bonus arrangement has been in effect since July 1, 1983, prior to the Company's initial public offering.

     The Committee and Mr. Berrie discuss his base compensation annually. For 1997, the Committee and Mr. Berrie concluded that his base compensation should be increased by 17% to $425,000 plus the Incentive Compensation.

     The Committee has not conducted a formal study of chief executive officer compensation at companies comparable to the Company. The Committee believes that basing a substantial portion of Mr. Berrie's compensation on a fixed percentage of the Company's net income after taxes provides an appropriate linkage between his compensation and the Company's performance. The Committee also notes that, although Mr. Berrie does not participate in any of the Company's stock option or restricted stock plans, he is the beneficial owner of more than 50% of the outstanding Common Stock.

OTHER EXECUTIVE OFFICERS

     The Committee determines the compensation of executive officers, other than the chief executive officer, in consultation with Mr. Berrie. Generally, the compensation received by these individuals consists of the following principal components: base salary, cash bonuses, stock options and, for three executive officers, restricted stock awards under the Company's 1994 Stock Option and Restricted Stock Plan (including predecessor plans, the "Stock Option and Restricted Stock Plans"). The Committee, after discussion with Mr. Berrie, has followed a policy of determining increases in base compensation based principally upon the Company's and the individual executive officer's performance. In 1996, three executive officers, Mr. Paul Cargotch, who was promoted to Executive Vice President in July 1996, Mr. Eric Lohwasser, who was promoted to Vice President -- Finance in July 1996 and Mr. Y.B. Lee, who was promoted to Senior Vice President -- Far East in August 1996 and to President of Far East Operations in October 1996, received increases in their respective base compensations as a result of their respective promotions.

     The Committee views stock options and restricted stock awards as serving two functions: compensation to executive officers and providing executive officers with an equity stake in the Company that aligns their interests with shareholders. In January 1996, executive officers received grants of stock options under the Stock Option and Restricted Stock Plans to purchase stock having an aggregate fair market value (measured at the date of grant) ranging from 32% to 40% of base compensation. Two of the executive officers named in the Summary Compensation Table and one other executive officer, who left the employ of the Company in July 1996, received restricted stock awards under the Company's 1994 Stock Option and Restricted Stock Plan relating to shares having a fair market value (measured at the date of grant) equal to 33.3% of 80% of base compensation. Although the amount of these awards does not vary on the basis of the recipients' other holdings of the Company's stock, it may vary on the basis of the Company's performance or other factors deemed relevant by the Compensation Committee. The ultimate value to the recipient of such awards depends upon the market price of the Company's common stock.

     Awards of cash bonuses to executive officers are based upon a bonus pool in which approximately 63 of the Company's personnel participate and are paid if the Company exceeds certain operating profit levels from its core domestic business. Participants are eligible to receive a maximum award ranging from 50% (in the case of certain executive officers) to 4% of the recipient's base salary. Participants receive the maximum bonus for which they are eligible if the amount of the bonus pool is sufficient to pay the maximum bonus to all participants; otherwise, the bonus payable will be calculated so that each participant receives the same percentage of the maximum bonus for which he or she was eligible and the total bonuses paid equal the amount of the bonus pool. For 1996, full cash bonuses were paid to eligible personnel. (See also "Summary Compensation Table".)

     Additional awards of cash bonuses to executive officers and other eligible personnel are also paid if the Company exceeds certain levels above budgeted operating profits. Participants are eligible to receive an award ranging from 4% to 10% of the recipient's base salary depending upon the extent to which operating profit exceeded budgeted operating profit for the relevant year. For 1996, cash bonuses equal to 10% of the recipient's base salary were paid to eligible personnel.

     Mr. Berrie does not participate in the bonus pool or additional cash bonus described above.

LIMITATIONS ON DEDUCTIBILITY

     The Committee has reviewed the Company's compensation policies in light of amendments to the Internal Revenue Code enacted during 1993 that generally limit deductions for compensation paid to certain executive officers to $1,000,000 per annum (certain performance based compensation is not subject to that limit). At present levels of compensation, these amendments do not limit the deductions to which the Company is entitled and the Committee has therefore concluded that no changes in the Company's compensation policies as a result of these amendments are appropriate at this time.

              Russ Berrie and Company, Inc. Compensation Committee
     Raphael Benaroya, William A. Landman and Sidney Slauson, 1996 Members

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     In 1996, the Compensation Committee consisted of Messrs. Benaroya, Landman and Slauson.

     Russell Berrie, the Chairman of the Board and Chief Executive Officer of the Company, serves as a member of the Board of Directors of United Retail Group, Inc., Raphael Benaroya, the Chairman of the Board, President and Chief Executive Officer of United Retail Group, Inc., serves on the Compensation Committee of the Board of Directors of the Company.

                         RUSS BERRIE AND COMPANY, INC.
             COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG
               RUSS BERRIE AND COMPANY, INC., THE S & P 500 INDEX
                            AND PEER GROUP COMPANIES

DEC-91                                 100             100             100
DEC-92                              144.71          107.62           115.2
DEC-93                              125.99          118.46          138.55
DEC-94                              118.48          120.03          111.35
DEC-95                              113.58          165.13          119.38
DEC-96                              167.84          203.05          137.77

     Assumes $100 invested December 31, 1991 and reinvestment of all dividends.

     Peer Group Companies are as follows: American Greetings (Class A), Cross (A.T.) & Co. (Class A), Galoob (Lewis) Toys Inc., Gibson Greetings Inc., Hasbro Inc., First Years, Inc. (formerly, Kiddie Products Inc.), Ohio Art Co. and Tandycrafts Inc. Peer Group Companies were selected on the basis of similarity of their products or distribution channels to those of the Company.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth, as of March 1, 1997, the shares of Common Stock beneficially owned by each director of the Company, by certain executive officers of the Company and by all directors and officers of the Company as a group.

                                                                         TOTAL SHARES    APPROXIMATE
                                                            SHARES OF     OF COMMON     PERCENTAGE OF
                                                              COMMON        STOCK        OUTSTANDING
                NAME OF DIRECTOR, OFFICER                     STOCK      BENEFICIALLY      COMMON
                   OR IDENTITY OF GROUP                      OWNED(1)    OWNED(1)(2)     STOCK(1)(2)
----------------------------------------------------------  ----------   ------------   -------------
Raphael Benaroya..........................................         720          9,720       *
Russell Berrie(3).........................................  11,350,637     11,353,694        51.2
Paul Cargotch(4)..........................................       3,099         12,977       *
Ricky Chan(4).............................................       3,387         13,877       *
A. Curts Cooke(4).........................................      23,064         48,730       *
Ilan Kaufthal.............................................         -0-          3,000       *
Charles Klatskin..........................................       3,100         30,100       *
Joseph Kling..............................................         -0-          3,000       *
William A. Landman........................................          65          6,065       *
Sidney Slauson............................................      11,250         23,250       *
Bernard H. Tenenbaum(4)...................................       9,238         16,863       *
Leslie Berrie, Russell Berrie and Myron Rosner, as
  co-trustees under The Leslie Berrie 1993 Trust(5).......     126,541        126,541       *
All directors and officers as a group (16
  persons)(3)(4)(6).......................................  11,533,803     11,701,954        52.3

---------------

*Less than 1%

(1) Each individual has the sole power to vote and dispose of the shares of Common Stock, except as provided in notes 3, 4 and 5 below; and, in the case of restricted shares granted under Russ Berrie and Company, Inc. Stock Option and Restricted Stock Plans, subject to the provisions of such plans.

(2) Includes the number of shares subject to stock options granted by the Company which are exercisable within 60 days.

(3) Includes (a) 9,703,542 shares held of record by The Russell Berrie 1991 Trust, of which Mr. Russell Berrie is the grantor and a trustee possessing sole voting and dispositive power (other than to Mr. Berrie) as to the shares held by such trust, (b) 595,188 shares held of record by The Russell Berrie 1995 Annuity Trust, of which Mr. Berrie is the grantor and a trustee possessing sole voting and dispositive power (other than to Mr. Berrie) as to the shares held by such trust, (c) 1,000,000 shares held of record by The Russell Berrie 1996 Annuity Trust, of which Mr. Berrie is the grantor and a trustee possessing sole voting and dispositive power (other than to Mr. Berrie) as to the shares held by such trust, (d) 150 shares held of record by Mr. Berrie as custodian for one of his daughters, (e) 1,000 shares held by The Angelica 1992 Trust for the benefit of Mr. Berrie's spouse and of which Mr. Berrie disclaims beneficial ownership, and (f) 3,057 options held by Mr. Berrie's spouse and of which options and underlying shares Mr. Berrie disclaims beneficial ownership. Does not include shares of Common Stock held beneficially and of record by The Russell Berrie Foundation (280,150 shares). Mr. Berrie is a trustee of the Foundation. Also does not include shares of Common Stock held beneficially and of record by The Leslie Berrie 1993 Trust of which Mr. Berrie disclaims beneficial ownership.

(4) Includes shares awarded under the Company's Stock Option and Restricted Stock Plans which are not vested as of March 1, 1997, as follows: 3,099 shares for Mr. Cargotch; 3,387 shares for Mr. Chan; 9,694 shares for Mr. Cooke; 7,277 shares for Mr. Tenenbaum; and 26,009 shares for all directors and officers as a group.

(5) Leslie Berrie, Russell Berrie and Myron Rosner are co-trustees, each having the power to vote and dispose of these shares. Messrs. Berrie and Rosner disclaim beneficial ownership of these shares.

(6) Includes shares held by trusts included in the table.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth as of March 1, 1997, with respect to each person who is known to the Company to be the beneficial owner of more than five percent of the outstanding shares of Common Stock: (i) the name and address of such owner, (ii) the number of shares beneficially owned, and (iii) the percentage of the total number of shares of Common Stock outstanding so owned.

                         NAME AND ADDRESS OF                            NUMBER OF SHARES    PERCENT
                          BENEFICIAL OWNER                             BENEFICIALLY OWNED   OF CLASS
---------------------------------------------------------------------  ------------------   --------
Russell Berrie (1)...................................................      11,353,694         51.2
111 Bauer Drive
Oakland, New Jersey 07436
John Hancock Mutual Life Insurance Company (2).......................       1,578,432          7.1
John Hancock Place
P.O. Box 111
Boston, Massachusetts 02117

---------------
(1) Includes (a) 9,703,542 shares held of record by The Russell Berrie 1991 Trust, of which Mr. Russell Berrie is the grantor and a trustee possessing sole voting and dispositive power (other than to Mr. Berrie) as to the shares held by such trust, (b) 595,188 shares held of record by The Russell Berrie 1995 Annuity Trust, of which Mr. Berrie is the grantor and a trustee possessing sole voting and dispositive power (other than to Mr. Berrie) as to the shares held by such trust, (c) 1,000,000 shares held of record by The Russell Berrie 1996 Annuity Trust, of which Mr. Berrie is the grantor and a trustee possessing sole voting and dispositive power (other than to Mr. Berrie) as to the shares held by such trust, (d) 150 shares held of record by Mr. Berrie as custodian for one of his daughters, (e) 1,000 shares held by The Angelica 1992 Trust for the benefit of Mr. Berrie's spouse and of which Mr. Berrie disclaims beneficial ownership, and (f) 3,057 options held by Mr. Berrie's spouse and of which options and underlying shares Mr. Berrie disclaims beneficial ownership. Does not include shares of Common Stock held beneficially and of record by The Russell Berrie Foundation (280,150 shares). Mr. Berrie is a trustee of the Foundation. Also does not include shares of Common Stock held beneficially and of record by The Leslie Berrie 1993 Trust of which Mr. Berrie disclaims beneficial ownership. (See "Security Ownership of Management".)

(2) Consists of shares owned by 2 indirect, wholly-owned subsidiaries of John Hancock Mutual Life Insurance Company: NM Capital Management, Inc. and John Hancock Advisers, Inc. Based on information provided by John Hancock Mutual Life Insurance Company as of January 21, 1997.

                             EXECUTIVE COMPENSATION

     The following table sets forth compensation for the years ended December 31, 1996, 1995 and 1994 paid to or accrued for the benefit of the Chief Executive Officer and the other four most highly compensated executive officers of the Company as of December 31, 1996:

                           SUMMARY COMPENSATION TABLE

                                                                            LONG-TERM COMPENSATION
                                                                          ---------------------------
                                                ANNUAL           OTHER                    SECURITIES      ALL
                                            COMPENSATION(1)     ANNUAL     RESTRICTED     UNDERLYING     OTHER
                                          -------------------   COMPEN-      STOCK         OPTIONS/     COMPEN-
   NAME AND PRINCIPAL POSITION     YEAR    SALARY     BONUS     SATION    AWARDS($)(2)   SARS(SHARES)   SATION(3)
---------------------------------- ----   --------   --------   -------   ------------   ------------   --------
Russell Berrie,................... 1996   $364,000   $321,770   $25,356          -0-           -0-      $260,044
Chairman of the Board and          1995    350,000    170,400    25,392          -0-           -0-       260,610
  Chief Executive Officer          1994    350,000     58,270    27,489          -0-           -0-       260,396
A. Curts Cooke,................... 1996    300,006    185,773    11,399     $ 79,992         7,046         4,500
President and Chief                1995    292,507    121,458    10,430       77,990         6,807         4,500
  Operating Officer                1994    263,520      5,068    10,102          -0-         4,428         3,806
Ricky Chan,....................... 1996    190,000    117,654     3,754          -0-         5,577         4,500
Senior Vice President --           1995    165,011     49,376     3,701          -0-         2,818         4,500
  Product Development              1994    134,784      2,592     3,642          -0-         2,265         3,806
Paul Cargotch,.................... 1996    183,750    118,327     5,344          -0-         5,137         4,500
Executive Vice President and       1995    167,500     69,551     4,876          -0-         4,872         4,500
  Chief Financial Officer          1994    150,000      2,885     5,102          -0-         4,033         3,806
Bernard H. Tenenbaum,............. 1996    175,000    108,365     4,236       46,666         4,110         4,500
Vice President --                  1995    164,500     68,305     3,194       43,863         3,828         4,500
  Corporate Development            1994    150,000      2,885     3,121          -0-         2,521         3,806

---------------

(1) While the aggregate of "Other Annual Compensation" received by the named executive officers is lower than the lesser of $50,000 or 10 percent of total annual salary and bonus for each named executive officer, the perquisites and other personal benefits included within the "Other Annual Compensation" which individually exceed 25% of the total perquisites and other personal benefits for each named executive officer include (i) Mr. Berrie's travel allowance ($20,800) for each of years 1996, 1995 and 1994,
    (ii) Mr. Cooke's personal use of a Company car (valued at $3,083 for each of years 1996, 1995 and 1994), and the premium ($4,319) paid by the Company for each of years 1996, 1995 and 1994 on Mr. Cooke's behalf for long term disability insurance, (iii) Mr. Chan's personal use of a Company car (valued at $2,917 for each of years 1996, 1995 and 1994), (iv) Mr. Cargotch's personal use of a Company car (valued at $2,917 in 1996, $2,960 in 1995 and $2,917 in 1994), and (v) Mr. Tenenbaum's personal use of a Company car (valued at $2,917 in 1996, $2,960 in 1995 and $2,917 in 1994). All salary and bonus payments are reported for the year in which they are earned.

(2) Value is calculated by multiplying the number of shares awarded by the closing price of the Common Stock on the New York Stock Exchange on the date of grant. 21,652 shares of restricted stock were held by the named executive officers at December 31, 1996 with an aggregate value as of such date of $389,736 (calculated by multiplying the number of shares held by the closing price of the Common Stock on the New York Stock Exchange on December 31, 1996, the last day of the Company's last completed fiscal year). At December 31, 1996, the value of Mr. Cooke's holdings was $282,150 and Mr. Tenenbaum's was $107,586. The number of shares of restricted stock awarded in 1996 and 1995 to (i) Mr. Cooke is 5,871 and 5,672, respectively, and (ii) Mr. Tenenbaum is 3,425 and 3,190, respectively. No shares of restricted stock were awarded in 1994. Restricted stock awards vest over five years at 20 percent per year provided the recipient remains in the employ of the Company or as otherwise provided under the applicable plan. (For further information regarding Mr. Cooke's restricted stock, see "Employment Agreements and Arrangements"). Dividends are paid on all outstanding restricted stock.

(3) For Mr. Berrie, consists of $255,544 paid in 1996, $256,110 paid in 1995 and $256,590 paid in 1994 for split dollar life insurance policies on the joint lives of Mr. Berrie and his spouse. The split dollar life insurance policies have been assigned to the Company to secure repayment of the premiums. For all named executive officers, consists of retirement plan contributions and reallocation of forfeitures under the retirement plan during 1994 and contributions under the retirement plan/401(k) Plan during 1995 and 1996. Does not include investment gains or losses under the retirement plan/401(k) Plan. (See "401(k) Plan"). Since the Company contributions to the retirement plan/401(k) Plan are not fixed, and because it is impossible to calculate future income, it is not currently possible to calculate an individual participant's retirement benefits.

                            ------------------------

401(k) PLAN

     In February 1995, the Company amended its existing retirement plan (a defined contribution plan) to convert such retirement plan to a plan based on employees' pretax salary deferrals with Company matching contributions pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended (the "401(k) Plan"). Participating employees may elect to contribute from 1% to 15% (but not in excess of $9,500 in 1997) of their compensation, on a pretax basis, to the 401(k) Plan. Employees' contributions are invested in one or more of six funds (as selected by each participating employee). The Company matches a portion of the compensation deferred by each employee. The Company's matching contribution fully vests after four years of employment at the rate of 25% per year of employment. Under certain circumstances, the 401(k) Plan permits participants to make withdrawals or receive loans from the 401(k) Plan prior to retirement age.

EMPLOYMENT AGREEMENTS AND ARRANGEMENTS

     Pursuant to Mr. Berrie's compensation arrangement with the Company, the Company pays the cost of certain split dollar life insurance policies insuring the joint lives of Mr. Berrie and his spouse. The policies have been assigned to the Company to secure repayment of the premiums. (See also "Compensation Committee Report -- Chief Executive Officer", "Summary Compensation Table" and "Certain Transactions").

     A. Curts Cooke has announced his retirement as President and Chief Operating Officer of the Company effective June 30, 1997. The Company has an agreement with Mr. Cooke which provides, in relevant part, that Mr. Cooke will
(i) be employed by the Company as President and Chief Operating Officer until June 30, 1997 and, from July 1, 1997 until June 30, 1998, will be engaged as a consultant to the Company, (ii) receive compensation at a rate of $300,000 per year until June 30, 1998, (iii) be proposed, until June 30, 1998, by the Company, for election to the Board of Directors of the Company, (iv) be entitled, on June 30, 1997, to consider that date as his normal retirement date under the Stock Option and Restricted Stock Plans (which effectively allows Mr. Cooke to exercise all of his outstanding options for up to one year or the stated period of the option (whichever is shorter)) and all restrictions on Mr. Cooke's restricted stock will lapse, and (v) receive insurance benefits until June 30, 1998. Under the agreement, Mr. Cooke will not receive compensation as a Director of the Company during the year in which he is engaged as a consultant to the Company and will be subject to certain confidentiality and non-competition restrictions.

     The Company has agreed in principle to an agreement with Ricky Chan, Senior Vice President-Product Development of the Company, under which Mr. Chan, would receive the following retirement and life insurance benefits: (1) if Mr. Chan is employed by the Company and reaches the age of 59, he would receive retirement compensation in the amount of $2,750,000 payable to Mr. Chan (or his designated beneficiary) at the rate of $250,000 per year for a period of 11 years, or (ii) if Mr. Chan dies prior to the age of 59 and is employed by the Company at the time of such death, the Company would pay, to Mr. Chan's designated beneficiary, a lump sum death benefit by means of a life insurance arrangement, in the amount of $1,000,000. The foregoing benefits would be in addition to other benefits to which Mr. Chan is entitled as an employee of the Company.

     The Company has an agreement with Bernard H. Tenenbaum, Vice
President -- Corporate Development of the Company, providing for a base salary of at least $150,000 per annum, a discretionary bonus, the annual grant of stock options and restricted stock under the Company's Stock Option and Restricted Stock Plans then in effect which grants are commensurate with his status and level of employment, and participation in employee benefit plans. Mr. Tenenbaum is receiving an annual base salary of $182,000 in 1997. In addition, the agreement provides that in the event of a change of control of the Company, Mr. Tenenbaum will be entitled to receive his salary, bonus and benefits for a period of 3 years. The agreement may be terminated with or without cause and shall terminate on death or disability. If Mr. Tenenbaum is terminated without cause, he is entitled to receive his accrued bonus, if any, to the date of his termination in an amount equal to 50% of his base salary to the date of termination and, for a period of 12 months following such termination, his base salary and the continuation of employee benefit plans. If Mr. Tenenbaum is terminated due to death, disability or for cause, he is not entitled to receive any salary or other payments or benefits after the date of his death, disability or termination for cause. Furthermore, the agreement provides that Mr. Tenenbaum's office for the performance of his services shall be in the greater New York metropolitan area.

                               1996 OPTION GRANTS

     The following table sets forth the options granted to the named officers in the Summary Compensation Table of the Company during the year ended December 31, 1996.

                                          INDIVIDUAL GRANTS
                             -------------------------------------------                 POTENTIAL REALIZABLE
                             NUMBER OF                                                  VALUE AT ASSUMED ANNUAL
                             SECURITIES                                                  RATES OF STOCK PRICE
                             UNDERLYING   PERCENT OF TOTAL                                APPRECIATION FOR 10
                              OPTIONS     OPTIONS GRANTED    EXERCISE OR                   YEAR OPTION TERM
                              GRANTED       TO EMPLOYEES     BASE PRICE    EXPIRATION   -----------------------
           NAME                (#)(1)      IN FISCAL YEAR     ($/SHARE)       DATE       5%($)         10%($)
---------------------------  ----------   ----------------   -----------   ----------   --------      ---------
Russell Berrie.............       -0-            -0-               -0-          -0-          -0-            -0-
A. Curts Cooke.............     7,046           2.69           $13.625       1/2/06     $ 60,375      $ 153,002
Ricky Chan.................     5,577           2.13            13.625       1/2/06       47,787        121,103
Paul Cargotch..............     5,137           1.96            13.625       1/2/06       44,017        111,548
Bernard H. Tenenbaum.......     4,110           1.57            13.625       1/2/06       35,217         89,247

---------------
(1) All options granted vest and become exercisable one year from the date of grant. In any 12 month period, an option holder may exercise no more than the number of options received in the most recent grant plus one-third of the option holder's remaining exercisable options.

                  AGGREGATED OPTION/SAR EXERCISES IN 1996 AND
                           YEAR-END OPTION/SAR VALUES

     The following table sets forth option and SAR exercises during 1996 and year-end option and SAR values for the named officers in the Summary Compensation Table of the Company based upon the closing price of the Common Stock of the Company on the New York Stock Exchange on December 31, 1996 ($18.00).

                                                                 NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                                UNDERLYING UNEXERCISED           IN-THE-MONEY
                                                                     OPTIONS/SARS                OPTIONS/SARS
                           SHARES ACQUIRED        VALUE           AT FISCAL YEAR-END         AT FISCAL YEAR-END($)
           NAME            ON EXERCISE(#)    REALIZED($)(1)    EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
-------------------------- ---------------   ---------------   -------------------------   -------------------------
Russell Berrie............        -0-                -0-                       -0-                          -0-
A. Curts Cooke............        -0-                -0-              20,636/7,046               $57,153/30,826
Ricky Chan................        -0-                -0-               8,186/5,577                25,074/24,399
Paul Cargotch.............        -0-                -0-              17,051/5,137                45,531/22,474
Bernard H. Tenenbaum......        -0-                -0-              12,349/4,110                41,637/17,981

(1) Value is calculated by determining the difference between the price of the Common Stock underlying the options or SARs on the New York Stock Exchange at the time of exercise and the exercise or base price of the options or SARs.

                              CERTAIN TRANSACTIONS

     Several warehouse, office and distribution facilities are leased to the Company by Russell Berrie, Chairman of the Board of the Company, or trusts for the benefit of members of his immediate family or by a partnership in which he and Murray Berrie, his brother, are both general partners. The Company believes that the terms of those leases are no less favorable to the Company than could have been obtained from an unaffiliated third party. The Company is also a guarantor under mortgage loan payments on the facilities in South Brunswick and Oakland, New Jersey. The aggregate amount outstanding on the loans as of December 31, 1996 was $8,180,000. The table below lists such facilities, the current rentals and the lease expiration dates.

                                                             ANNUAL             LEASE
                         FACILITY                          RENTAL(1)        EXPIRATION(2)
    ---------------------------------------------------    ----------     -----------------
    Petaluma, California...............................    $  845,000     June 30, 2004
    Lakeland, Florida(3)...............................       291,353     February 28, 1998
    Oakland, New Jersey................................       399,350     April 1, 2004
    South Brunswick, New Jersey........................     2,506,598     May 31, 1999
                                                           ----------
              Total....................................    $4,042,301
                                                           ==========

---------------
(1) Reflects base rental obligations. Does not include payments for real estate taxes and certain other items applicable to the premises. Base rentals are subject to periodic increases during the remainder of the term of certain of the leases.

(2) Not including renewal options, if any.

(3) This facility was closed in March 1990 in connection with a restructuring undertaken by the Company and is currently subleased.
                            ------------------------

     As of March 1, 1997, Mr. Cooke, President, Chief Operating Officer and a Director, had repaid in full all amounts outstanding under a loan previously made to him by the Company. The highest outstanding balance of such loan since January 1, 1996 was $39,833. As of March 1, 1997, Mr. Tenenbaum, Vice
President -- Corporate Development and a Director, was indebted to the Company in the aggregate amount of $8,811 which is also the highest outstanding balance of the loan since January 1, 1996. The proceeds of these borrowings were used by Messrs. Cooke and Tenenbaum to pay for certain tax obligations resulting from the lapse of restrictions on shares of Common Stock awarded under the Company's Stock Option and Restricted Stock Plans. The Company lends to various officers who receive restricted shares of Common Stock under the Stock Option and Restricted Stock Plans amounts equal to Federal tax obligations incurred by such officers resulting from the lapse of restrictions on such shares. Under this arrangement, the indebtedness from the officer is represented by an agreement or promissory note providing for loans for a five-year period bearing interest at the Applicable Federal Rate as determined by the Internal Revenue Service. The principal amounts of and accrued interest on these loans are required to be paid upon the termination of the officer's employment with the Company or his disposition of the shares giving rise to the indebtedness.

     For a description of the employment arrangements between the Company and each of Messrs. Cooke and Chan, see "Employment Agreements and Arrangements".

     The Company leases a warehouse and office facility located in Dayton, New Jersey from a partnership in which Charles Klatskin, a Director of the Company, is a general partner. This facility was closed in July 1989, in connection with a restructuring undertaken by the Company. From July 1991 through December 1994, the Company occupied some office and warehouse space in this building (approximately 31.3% of the building). From January 1995 until January 1996, the Company occupied only a portion of the office space in this building (approximately 10% of the building). After January 1996, and in connection with the sale of the business of the Company's subsidiary, Papel/Freelance, Inc., the portion of the Dayton, New Jersey property, previously occupied by that subsidiary (approximately 10% of such property), was sublet. Currently, the Company occupies approximately 31% of the Dayton, New Jersey property as warehouse space. The lease for this facility expires on October 31, 1997 (not including renewal options) and provides for annual base rental payments (not including payments for real estate taxes and certain other items) of $996,369. Mr. Klatskin and certain of his affiliated companies have been engaged as a real estate broker to assist with selling or arranging subleases for certain properties which the Company currently owns or leases and is not fully utilizing, including the facilities in Dayton, New Jersey and Lakeland, Florida. During 1996, Mr. Klatskin and companies affiliated with Mr. Klatskin received from the Company, directly or indirectly, $32,685 for performing such activities. Mr. Klatskin and his affiliated companies continue to act in a real estate brokerage capacity for certain real estate properties of the Company, and the Company believes that the terms of the leases and the arrangements with Mr. Klatskin and his affiliated companies to arrange sales and subleases of certain of the Company's facilities are no less favorable to the Company than could have been obtained from an unaffiliated third party.

     The Company has an agreement with Schroder Wertheim & Co. Incorporated ("Schroders") pursuant to which, among other things, the Company retained Schroders as its exclusive financial advisor in connection with the possible sale of the Company's wholly-owned toy subsidiaries, Cap Toys, Inc. and OddzOn Products, Inc. (together, the "Toy Companies"). The agreement provides, in relevant part, that Schroders will be paid a fee, at the closing of the sale, equal to 1% of the sum of the (i) amount received by the Company for such sale,
(ii) any indebtedness of the Toy Companies to the Company which is assumed by the purchaser, and (iii) any extraordinary dividends and/or cash distributions paid by the Toy Companies to the Company which exceed the Toy Companies' net income since September 26, 1996. Ilan Kaufthal, a Director of the Company, is a Managing Director of Schroders. The Company has entered into a letter of intent with Hasbro, Inc. relating to the sale of the Toy Companies for $166,000,000 subject to adjustment.

                             SECTION 16 COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors and greater than ten percent shareholders are required to furnish the Company with copies of all
Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during the fiscal year ended December 31, 1996, all filing requirements applicable to its officers, directors and greater than ten percent shareholders were complied with on a timely basis.

                                 OTHER MATTERS

     The Board of Directors knows of no business to be presented at the meeting other than that set forth in the accompanying Notice of Annual Meeting of Shareholders. However, if other matters properly come before the meeting, the holders of the proxies intend to vote the proxies in accordance with their best judgment on such matters.

     The Board of Directors, upon the recommendation of the Audit Committee, has selected Coopers & Lybrand to be the Company's independent accountants for 1997. It is expected that representatives of Coopers & Lybrand will be present at the meeting to respond to appropriate questions and, if they so desire, to make a statement.

                               VOTING PROCEDURES

     Election of Directors: Directors are elected by a plurality of the votes cast at the annual meeting. Only shares that are voted in favor of a particular nominee will be counted toward such nominee's achievement of a plurality. Shares present at the meeting that are not voted for a particular nominee or shares present by proxy where the shareholder properly withheld authority to vote for such nominee (including broker non-votes) will not be counted toward such nominee's achievement of a plurality.

     Other Matters: The affirmative vote of the majority of shares present in person or represented by proxy at the annual meeting for a particular matter is required for the matter to be deemed an act of the shareholders. Shares electing to abstain are considered present at the meeting for the particular matter, but since they are not affirmative votes for the matter, abstentions have the same effect as votes against the matter. In the event of broker non-votes, shares are not considered present at the meeting for the particular matter as to which the broker withheld authority. Broker non-votes are not counted in respect of the matter, but have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

                             SHAREHOLDER PROPOSALS

     In order to be included in the proxy statement and form of proxy relating to the 1998 Annual Meeting of Shareholders, proposals of shareholders intended to be presented at such meeting must be received by the Company on or before November 25, 1997. Any such proposals should be submitted in writing to:
Secretary, Russ Berrie and Company, Inc., 111 Bauer Drive, Oakland, New Jersey 07436.

                                          By Order of the Board of Directors

                                                   ARNOLD S. BLOOM
                                                      Secretary

Oakland, New Jersey
March 14, 1997

                         RUSS BERRIE AND COMPANY, INC.
                                111 BAUER DRIVE
 P                         OAKLAND, NEW JERSEY 07436
 R
 O         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
 X
 Y        The undersigned hereby appoints Russell Berrie, Paul Cargotch and A.
     Curts Cooke, and each of them severally, as proxies of the undersigned, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below all the shares of Common Stock of Russ Berrie and Company, Inc. held of record by the undersigned on March 7, 1997, at the Annual Meeting of Shareholders to be held on April 24, 1997 and any adjournment thereof.

     Election of Directors. Nominees:
     Raphael Benaroya, Russell Berrie, Paul Cargotch, A. Curts Cooke, Iian Kaufthal, Charles Klatskin, Joseph King, William A. Landman, Sidney Slauson and Bernard H. Tenenbaum

                          (Change of Address/Comments)

                     ---------------------------------------

                     ---------------------------------------

                     ---------------------------------------

                     ---------------------------------------

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

A VOTE FOR PROPOSAL 1 IS RECOMMENDED.

Your vote for the election of Directors may be indicated in the reverse.

-------------
 SEE REVERSE
    SIDE
-------------

/ X / PLEASE MARK YOUR
      VOTES AS IN THIS
      EXAMPLE

--------------------------------------------------------------------------------
 1. ELECTION OF DIRECTORS TO SERVE UNTIL THE 1998 ANNUAL MEETING OF SHAREHOLDERS AND UNTIL THEIR SUCCESSORS SHALL HAVE BEEN ELECTED AND QUALIFIED.

        FOR nominees listed on the               WITHHOLD AUTHORITY to
       front of this card (except as        vote for all nominees listed on
       marked to the contrary below).           the front of this card.

                  /      /                             /      /

INSTRUCTION: To withhold authority to vote for any individual nominee, check the box marked "FOR" above and write that nominee's name on the line provided.

-----------------------------------------------------

2. In their discretion, the Proxies are
   authorized to vote upon such other
   business as may properly come
   before the meeting.




--------------------------------------------------------------------------------


Please sign exactly as name appears on the other side. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please sign your name and indicate full title as such. If a corporation, an authorized officer should sign his/her name and indicate his/her title. If a partnership, please sign in partnership name by authorized person.


                                                Date:
--------------------------------------------          --------------------------
                 Signature

                                                Date:
--------------------------------------------          --------------------------
         Signature if held jointly